Exhibit 10.4

MODIFICATION OF CONDITIONS, TERMINATION AGREEMENT AND RELEASE ENTERED INTO BY AND BETWEEN SERVICIOS INTEGRADOS DE ADMINISTRACIÓN Y ALTA GERENCIA, S. DE R.L. DE C.V., (HEREINAFTER THE “COMPANY”), REPRESENTED BY RODRIGO WINTER CARACAS AND JOSÉ OCTAVIO REYES LAGUNES (HEREINAFTER THE “EMPLOYEE”), IN HIS OWN RIGHT, PURSUANT TO THE FOLLOWING REPRESENTATIONS AND SECTIONS:

That we have entered into an agreement that we hereby present and which has the following Representations and Sections:

REPRESENTATIONS

I.  The Employee has rendered his services to the Company since November 25, 1986, and the last position he held for the Company was the position of “Vice Chairman, The Coca-Cola Export Corporation” in which the final base monthly salary he earned was the amount of USD $57,275.21, or the equivalent Mexican pesos in accordance with the ex change rate used by the Company, with an ordinary work schedule in accordance with the needs of the Company pursuant to Article 59, second paragraph of the Federal Labor Law.

II. The Employee has the required age to retirement and he is entitled to the Pension and Retirement Plans of the Company. The Employee has the intention to retire and terminate the labor relationship with the Company on March 31, 2014.

III.  Both parties agree that from January 1, 2013 through March 31, 2014, date of the termination, the Employee will have the position of “Vice Chairman, The Coca-Cola Export Corporation”.

IV. In view of the above, both parties have represented their interest in voluntarily terminating the labor relationship that bonded them with effects as of March 31, 2014, according to section 53 of the Federal Labor Law paragraph I, reason why, having celebrated conciliatory meetings, both parties enter into the present agreement according to the following:

CONVENIO DE MODIFICACIÓN DE CONDICIONES DE TRABAJO Y TERMINACIÓN QUE CELEBRAN POR UNA PARTE, SERVICIOS INTEGRADOS DE ADMINISTRACIÓN Y ALTA GERENCIA, S. DE R.L. DE C.V., (EN LO SUCESIVO LA “EMPRESA”), REPRESENTADA  POR RODRIGO WINTER CARACAS Y POR OTRA PARTE EL EMPLEADO, SR. JOSÉ OCTAVIO REYES LAGUNES, (EN ADELANTE EL “EMPLEADO”), POR SU PROPIO DERECHO, AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

Que hemos celebrado un convenio que venimos a denunciar y que se contiene al tenor de las siguientes declaraciones y cláusulas:

DECLARACIONES

I. El Empleado manifiesta que ha venido prestando sus servicios de manera exclusiva a la Empresa desde el 25 de noviembre de 1986 desempeñando como último puesto el de “Vice Chairman, The Coca-Cola Export Corporation” percibiendo como último salario mensual el de USD $57,275.21 (CINCUENTA Y SIETE MIL DOSCIENTOS SETENTA Y CINCO DÓLARES AMERICANOS 21/100) en su equivalente a pesos mexicanos de acuerdo al tipo de cambio utilizado por la Empresa,  laborando con una jornada ordinaria de trabajo conformidad con lo dispuesto por el segundo párrafo del artículo 59 de la Ley Federal del Trabajo.

II. El Empleado actualmente cuenta con la edad necesaria para retirarse y ser acreedor a los planes de retiro de la Empresa. Es intención del Empleado retirarse de su trabajo y por lo tanto dar por terminada la relación de trabajo con la Empresa a partir del día 31 de marzo de 2014.

III. Ambas están de acuerdo en que a partir del 01 de enero de 2013 y hasta el día 31 de marzo de 2014, fecha de la terminación de la relación de trabajo, el Empleado ocupará el puesto de “Vice Chairman, The Coca-Cola Export Corporation”.

IV. En virtud de lo anterior, ambas partes manifiestan su voluntad de dar por terminada la relación de trabajo que los vincula con efectos a partir del 31 de marzo de 2014, en términos de la fracción I del artículo 53 de la Ley Federal del Trabajo, razón por la cual, habiendo celebrado pláticas conciliatorias, ambas partes celebran el presente convenio que sujetan al tenor de las siguientes:

SECTIONS

SECTION 1.  Both parties hereby recognize the legal capacity of each other for all legal purposes.

SECTION 2. Both parties agree that from January 1, 2013 through March 31, 2014, date of the termination, the Employee will have the position of “Vice Chairman, The Coca-Cola Export Corporation”, maintaining the same salary and benefits that he has been receiving including the following:

2.1 Annual incentive award for 2012.  The actual payment amount is contingent upon actual Company performance and your performance.  Any award will be paid on or about March 15, 2013.

2.2 Annual incentive award for 2013.  The actual payment amount is contingent upon actual Company performance and your performance.  Any award will be paid on or about March 15, 2014.

2.3 Annual incentive award for 2014 prorated for three months.  The actual payment amount is contingent upon actual Company performance and your performance.  Any award will be paid on or about March 15, 2015. The payment will not involve a continuation of the labor relationship between the parties due to the fact that such relation will be terminated on March 31, 2014.

2.4 The Employee will be eligible for an equity grant in 2013.  Any award will be made at the discretion of the Compensation Committee of the Board of Directors of The Coca-Cola Company based upon recommendations by Senior Management. The Employee will not be eligible for an equity grant in 2014.

CLÁUSULAS

PRIMERA.- Ambas partes se reconocen recíprocamente la personalidad con que se ostentan para todos los efectos legales a que haya lugar.

SEGUNDA.- Las partes convienen en que a partir del 01 de enero de 2013 y hasta el 31 de marzo de 2014, fecha de la terminación, el Empleado ocupará el puesto de “Vice Chairman, The Coca-Cola Export Corporation”, manteniendo el mismo salario y prestaciones que hasta el día de hoy percibe, incluyendo los siguientes:

2.1 Incentivo Anual correspondiente al año 2012. El mismo será cubierto de acuerdo a las políticas de la Empresa y en relación al desempeño y resultados del Empleado y de la propia Compañía. El pago de este incentivo será a partir del 15 de marzo de 2013.

2.2 Incentivo Anual correspondiente al año 2013. El mismo será cubierto de acuerdo a las políticas de la Empresa y en relación al desempeño y resultados del Empleado y de la propia Compañía. El pago de este incentivo será a partir del 15 de marzo de 2014.

2.3 Incentivo Anual correspondiente al año 2014, el cual será pagado de manera proporcional a el tiempo laborado, es decir, del 01 de enero al 31 de marzo de 2014. El mismo será cubierto de acuerdo a las políticas de la Empresa y en relación al desempeño y resultado del Empleado y de la propia Compañía. El pago de este incentivo será a partir del 15 de marzo de 2015. El presente pago no implicará una continuación de la relación de trabajo entre las partes toda vez que la misma se dará por terminada el día 31 de marzo de 2014.

2.4 El Empleado será elegible a participar en el “Equity Grant 2013” de la Empresa. Cualquier incentivo será de acuerdo a las políticas de la Empresa y a discreción del Comité de Compensaciones del Consejo de Administración de la Empresa y basado en las recomendaciones de la dirección general. El Empleado no será elegible para participar en el “Equity Grant 2014”.

2.5 Long term incentive programs and plans and the related Restricted Stock Agreements in accordance with the 2010-2012 Plan. Upon certification of results at the Compensation Committee meeting in February 2013, the number of shares earned will be determined and issued to the Employee prior his retirement.

All options which the Employee previously have received will be exercisable according to the terms of the Company’s applicable stock option plans and programs as well as your related Stock Option Grant Agreements.  When the Employee exercise his vested stock options, he will be personally liable for paying any taxes owed on such exercises.

2.6 The Employee will continue to be reimbursed up to USD$10,000.00 (Annually) in financial planning and related expenses incurred by him annually up through his retirement date.

SECTION 3.  The Company and the Employee agree to the voluntary termination of the employment relationship effective as of March 31, 2014, subject to the condition that the Company covers to the Employee the amounts and benefits referred on this agreement herein and, as a result, both parties voluntarily terminate the Individual employment agreement that bonded them together. Therefore, the Employee releases the Company of any liability, resulting from said termination.

SECTION 4.  In accordance with the preceding Section, the Company and the Employee agree to fulfill this agreement on March 31, 2014, with the Company paying to the Employee the following concepts and benefits:

4.1 FRINGE BENEFITS AND SENIORITY BONUS

The Company will pay to the Employee on March 31, 2014 the amount of his fringe benefits up to that date, including vacations, vacation premium, Christmas bonus, accrued salaries, bonuses and any other benefit that he will be entitled up to March 31, 2014.

The Company will pay to the Employee the Seniority Bonus in accordance with the article 162 of the Mexican Federal Labor Law.

2.5 Programas y planes de incentivos a largo plazo y Convenios de  Acciones Restringidas (Restricted Stock Agreements) de acuerdo al plan 2010-2012. Previa certificación de resultados por el Comité de Compensaciones en su reunión del mes de febrero de 2013, el numero de acciones obtenidas será determinado y expedido al Empleado antes de su fecha de retiro.

Todas las opciones de acciones (Stock Options) que el Empleado haya recibido anteriormente podrán ser ejercitadas de conformidad a los términos de los Planes y Programas de Acciones de la Empresa así como a los Convenios de Acciones Entregadas (Stock Option Grant Agreements). Cuando el Empleado ejercite sus acciones, él será responsable personalmente del pago de cualquier impuesto.

2.6 El Empleado continuará recibiendo el reembolso de gastos relacionados con la planeación fiscal en que incurra en el año hasta por la cantidad de $10,000.00 dólares americanos anuales.

TERCERA.- La Empresa y el Empleado convienen en dar por terminada de manera voluntaria la relación de trabajo que los vinculaba con efectos a partir del 31 de marzo de 2014, sujeto a que la Empresa cubra al Empleado las cantidades y prestaciones que se menciona en el presente convenio y en consecuencia, las partes dan por terminada de manera voluntaria el contrato individual de trabajo que las vinculaba. En consecuencia el Empleado libera a la Empresa de cualquier responsabilidad derivada de la presente terminación.

CUARTA.- En los términos de la cláusula que antecede la Empresa y el Empleado se comprometen a cumplimentar este convenio el día 31 de marzo de 2014, obligándose para tal efecto la Empresa a pagar al Empleado las siguientes prestaciones y beneficios:

4.1 PRESTACIONES ADEUDADAS Y PRIMA DE ANTIGÜEDAD

La Empresa pagará al empleado el día 31 de marzo de 2014 la cantidad correspondiente a las prestaciones que esta esa fecha se adeuden como vacaciones, prima vacacional, aguinaldo, salarios devengados, bonos y cualquier otra prestación que al día 31 de marzo de 2014 se le pudiese adeudar.

La Empresa pagará al empleado la Prima de Antigüedad de conformidad a lo establecido por el artículo 162 de la Ley Federal del Trabajo.

4.2 LONG TERM INCENTIVE PROGRAMS AND PLANS AND RESTRICTED STOCK AGREEMENTS

The Company will pay the Employee the incentives and stocks according with the following:

2010-2012 Plan.  Upon certification of results at the Compensation Committee meeting in February 2013, the number of shares will be determined and issued to the Employee prior to his retirement.

2011-2013 Plan. Upon certification of results at the Compensation Committee meeting in February 2014, the number of shares earned will be determined and issued to the Employee within 90 days of said Compensation Committee meeting, without implying a continuation of the labor relationship which will be terminated on March 31, 2014.

2012-2014 Plan. Upon certification of results at the Compensation Committee meeting in February 2015, the number of shares earned will be determined and issued to the Employee within 90 days of said Compensation Committee meeting, without implying a continuation of the labor relationship which will be terminated on March 31, 2014.

2013-2015 Plan. Upon certification of results at the Compensation Committee meeting in February 2016, the number of shares earned will be determined and issued to the Employee within 90 days of said Compensation Committee meeting, without implying a continuation of the labor relationship which will be terminated on March 31, 2014.

4.2 PROGRAMAS Y PLANES DE INCENTIVOS A LARGO PLAZO Y CONVENIOS DE ACCIONES RESTRINGIDAS

La Empresa se compromete a pagar al Empleado los incentivos y acciones mencionados de acuerdo a lo siguiente:

Plan 2010-2012. Previa certificación de resultados por el Comité de Compensaciones en su reunión del mes de febrero de 2013, el número de acciones obtenidas será determinado y expedido al Empleado antes de su retiro.

Plan 2011-2013. Previa certificación de resultados por el Comité de Compensaciones en su reunión del mes de febrero de 2014, el número de acciones obtenidas será determinado y expedido al Empleado 90 días posteriores a la reunión del Comité de Compensaciones, sin que lo anterior implique una continuación de la relación de trabajo, la cual se reitera se dará por terminada el día 31 de marzo de 2014.

Plan 2012-2014. Previa certificación de resultados por el Comité de Compensaciones en su reunión del mes de febrero de 2015, el número de acciones obtenidas será determinado y expedido al Empleado 90 días posteriores a la reunión del Comité de Compensaciones, sin que lo anterior implique una continuación de la relación de trabajo la cual se reitera se dará por terminada el día 31 de marzo de 2014.

Plan 2013-2015. Previa certificación de resultados por el Comité de Compensaciones en su reunión del mes de febrero de 2016, el número de acciones obtenidas será determinado y expedido al Empleado 90 días posteriores a la reunión del Comité de Compensaciones, sin que lo anterior implique una continuación de la relación de trabajo la cual se reitera se dará por terminada el día 31 de marzo de 2014.

4.3 RETIREMENT BENEFITS

The Employee, at termination and retirement date, will be entitled to receive all the benefits of the following retirement plans in which he is a participant:

International Thrift Plan

Overseas Retirement Plan

Plan de Pensiones de los empleados de Servicios Integrados de Administración y Alta Gerencia, S.A. de C.V.

The benefits of the Employee will be according with the policies and conditions of each plan.

4.4 MEDICAL PROGRAM

The Employee will have the option to continue in the current Company coverage through an individual policy at the group rate.  The cost of this coverage will be paid by the Employee.

SECTION 5.  The Employee hereby accepts that the benefits referred in the previous clause will be a full payment and discharge of any and all benefits that he is entitled to receive from the Company for the time that he rendered his services and through the date of termination, by reason of his voluntary termination of the Individual Labor Contract or the Law; therefore he grants the fullest release according to law, waiving any labor action or any other nature he could exercise against the Company.

The Employee agrees and covenants that he shall, to the extent reasonably requested in writing, cooperate with and serve in any capacity requested by the Company in any investigation and/or threatened or pending litigation (now or in the future) in which the Company is a party, and regarding which the Employee, by virtue of his employment with the Company, have knowledge or information relevant to said litigation, including, but not limited to, (1) meeting with representatives of the Company to provide truthful information regarding his knowledge, and (2) providing, in any jurisdiction in which the Company requests, truthful testimony relevant to said litigation; provided that in all events the Company shall (a) reimburse him for actual and reasonable expenses incurred in connection with such cooperation including all travel, lodging and accommodations, (b) remain and be exclusively responsible for all costs incurred in undertaking such litigation including all attorneys’ fees, court costs, and other expenses consistent with the Company’s by-laws, and (c) notify him as promptly as possible as to its need for his assistance and cooperate with him in scheduling his participation so as to reasonably accommodate his other personal and professional obligations and commitments.

4.3 PLANES Y BENEFICIOS DE RETIRO

El Empleado al momento de la terminación de la relación de trabajo, tendrá derecho a recibir los beneficios de los siguientes planes de retiro de los cuales es participante:

International Thrift Plan

Overseas Retirement Plan

Plan de Pensiones de los empleados de Servicios Integrados de Administración y Alta Gerencia, S.A. de C.V.

Los derechos y beneficios del Empleado se regirán de acuerdo a las políticas y condiciones de cada uno de los planes mencionados.

4.4 PROGRAMA MÉDICO

El Empleado tendrá derecho a contratar una póliza de seguro de gastos médicos de manera individual al costo de la póliza grupal de la Empresa. En este caso el costo deberá de ser cubierto por el Empleado.

QUINTA.-El Empleado está conforme en que al recibir el pago de las prestaciones y beneficios mencionados en la cláusula que antecede recibirá el pago y liquidación total de cualquier prestación a la que hubiere tenido derecho a recibir de la Empresa, reconociendo que con las prestaciones y beneficios pactados y que se detallan en el presente convenio se encontrará cubierto de todas y cada una de las prestaciones a que tuvo derecho, motivo por el cual libera de toda responsabilidad a la Empresa, otorgándole el más amplio finiquito de obligaciones que en derecho proceda, no reservándose acción laboral ni de ninguna naturaleza que ejercitar en su contra.

El Empleado acuerda y conviene que en caso de que la Empresa solicite su cooperación por escrito, el mismo cooperará con la Empresa en cualquier investigación y/o litigio actual o pendiente en el que la Empresa sea parte y en el caso de que el Empleado, derivado del desempeño de sus funciones, tenga conocimiento o información relevante para dicho litigio o investigación, incluyendo de manera enunciativa pero no limitativa, (1) reunirse con funcionarios de la Empresa para proporcionar información fidedigna de acuerdo a su conocimiento, y (2) proveer, en cualquier jurisdicción que la Empresa le solicite, testimonio o declaración relevante para el litigio o investigación; en todos los casos la Empresa (a) reembolsará los gastos razonables en que incurra el Empleado en relación a la cooperación solicitada, incluyendo gastos de viaje, hospedaje y viáticos, (b) será responsable de los gastos relacionados con el litigio o investigación y (c) le notificará lo antes posible la necesidad de su cooperación para que el Empleado pueda agendar y acomodar sus asuntos personales.

SECTION 6.  Taking into account the commercial relationships that exists between the Company and The Coca-Cola Export Corporation and The Coca-Cola Company, the Employee expressly declares that when he will terminate the employment relationship he has with the Company, that he will also voluntarily terminate each and every other relationship of any other legal nature that could have been created between himself and The Coca-Cola Export Corporation and The Coca-Cola Company, releasing the Company and The Coca-Cola Export Corporation and The Coca-Cola Company, of all liability owed to him at any time and for any other concept, whether of a civil, commercial, criminal nature, or any other nature, extending the release of responsibilities granted to the Company to the case where the un-agreed-to relationship that could have been created between the Employee and The Coca-Cola Export Corporation and The Coca-Cola Company was of a labor nature.

The Employee may continue to serve on the Board of Directors of any company for which he was serving as a director at the time of his termination on March 31, 2014.  The Employee shall not serve on the Board of Directors of any company in which The Coca-Cola Company owns, directly or indirectly, 20% or more of the voting stock or capital without the prior written consent of the Chief Executive Officer of The Coca-Cola Company.

SECTION 7.  The Employee agrees that, at the moment of the termination, he will return to the Company all of those documents and materials that are the property of the Company, as well as those that contain confidential information used while in the performance of his job, including, without limitation, reports, files, memorandums, file and door keys, identification cards, credit cards, computer access codes, users, client lists, transcript of power of attorney and any other document or material that the Employee had prepared or helped to prepare or to which the Employee had access in connection with his employment with the Company. The Employee agrees that he will not retain in his possession any type of copy whatsoever of the documents and materials described above.

SECTION 8.  The Employee expressly acknowledges that he will not use, reveal, publish, develop, reproduce or in any other manner disclose, confidential information that he received during the performance of his duties at the Company, and of its past, present or potential clients of the Company, regarding, related or derived of the Company’s activities (the “Confidential Information”).

SEXTA.  Tomando en consideración las relaciones comerciales existentes entre la Empresa y The Coca-Cola Export Corporation y The Coca-Cola Company, el Empleado expresamente declara al dar por terminada la relación laboral con la Empresa dará por terminada también voluntariamente todas y cualesquiera otra relación de cualquier naturaleza jurídica que hubiera podido crearse entre él y The Coca-Cola Export Corporation y The Coca-Cola Company, liberando en consecuencia a la Empresa y a The Coca-Cola Export Corporation y The Coca-Cola Company, de toda responsabilidad para con él por cualquier concepto, ya sea de naturaleza civil, mercantil, penal, laboral, haciendo extensiva para el supuesto no consentido de que la relación que hubiere podido crearse entre él y The Coca-Cola Export Corporation y The Coca-Cola Company fuera de naturaleza laboral, la liberación de responsabilidades que ha otorgado a la Empresa que fue su único patrón.

El Empleado podrá continuar como miembro del Consejo de Administración de cualquier empresa de la que haya sido miembro como director a la fecha de su terminación el 31 de marzo de 2014. El Empleado no podrá ser miembro del Consejo de Administración de cualquier empresa en la que The Coca-Cola Company sea dueña, directa o indirectamente, del 20% o más de las acciones con derecho a voto o del capital sin el consentimiento previo del Presidente (Chief Executive Officer) de The Coca-Cola Company.

SÉPTIMA.- El Empleado manifiesta que, al momento de la terminación de la relación de trabajo, regresará a la Empresa todos aquellos documentos o materiales propiedad de la Empresa, así como aquellos que contengan información confidencial utilizada durante el desempeño de sus labores, incluyéndose en forma enunciativa mas no limitativa, reportes, expedientes, memoranda, expedientes y llaves de puertas, tarjetas de identificación, tarjetas de crédito, claves de acceso a la computadora, usuarios, listas de clientes, testimonio notariales de poder y cualquier otro documento o material que el Empleado haya preparado o ayudado a preparar o que haya tenido acceso con motivo de las labores desempeñadas al servicio de la Empresa. El Empleado manifiesta que no conservará en su poder reproducción alguna de los documentos y materiales antes descritos.

OCTAVA.- El Empleado expresamente se obliga a no usar, revelar, explotar, reproducir o publicar o de cualquier otra manera divulgar, información confidencial de la que tuvo conocimiento durante el desempeño de sus labores al servicio de la empresa y de los clientes presentes, potenciales o pasados de la propia Empresa, concerniente, relacionado o derivado de las actividades de la Empresa (en lo sucesivo la “Información Confidencial”).

Confidential Information shall include, but is not limited to, all information acquired by the Employee or which has been of his knowledge, in any way during his labor relationship, related, concerned or derived from the activities of the Company with respect to any existing services, hardware and software products and hardware and software in various stages of research and development, plans, projects, activities, research, know-how, trade secrets, trade practices, clients, customers, specifications, drawings, sketches, models, samples, marketing campaigns, proprietary data, client or customer lists, technology, documentation relating to software or computer systems, source code, object code methodologies, product development, distribution plans, contractual arrangements, profits, sales, pricing policies, operational methods, technical processes, business policies, creations (including projects, businesses, methods or systems, operation data, data bases, trade secrets, hardware, computer language, user, interfaces, documentation, marketing plans, productions process, announcements, packing and marketing techniques as well as development of any good), marketing plans, products plans, business strategies, financial information, personal information, customers lists and any other technique or business information that the Company is obligated to treat as confidential or proprietary for any reason (to maintain a competitive advantage or avoid undesirable publicity), which can be communicated by any means whatsoever, including without limitation oral, visual, written and electronic transmission.

In addition to the foregoing, the Employee will not, unless required by law, disclose to others any information regarding the terms of this Agreement, the money and benefits being paid under it or the fact of its existence.

Both parties agree, that should the Employee breaches any of the provisions contained herein, during or after the date mentioned in this section, he will incur in legal liability, including but not limited to criminal liabilities referred in Articles 84, 85, 86, 223, 224, 225, 226 and any other related and applicable to the Mexican Industrial Property Law.

During a period of two years prior to the termination date, the Employee will not publish any opinion, fact, or material, deliver any lecture or address, participate in the making of any film, radio broadcast or television transmission, or communicate with any representative of the media relating to confidential matters regarding the business or affairs of the Company which he was involved with during his employment; provided, that nothing contained herein shall prevent him from undertaking any such activities otherwise prohibited hereunder with respect to presentations focusing on him and his personal experience or knowledge which may include ancillary and historical recitations of his past experiences with the Company and which do not otherwise involve disclosure of matters or materials which have not been previously or otherwise publicly released.

La Información Confidencial incluirá, sin limitación, toda la información que haya sido adquirida por el Empleado o haya tenido conocimiento o en cualquier forma durante su relación de trabajo, relacionada, concerniente o derivada de las actividades de la Empresa respecto a los servicios o productos existentes para equipos y programas de cómputo, así como los mismos equipos y programas de cómputo, que se encuentran en diversas etapas de investigación y desarrollo, planes, proyectos, actividades, investigación, conocimientos técnicos, secretos industriales, prácticas comerciales, clientes, especificaciones, dibujos, bocetos, modelos, muestras, campañas publicitarias información propia, cartera de clientes, tecnología, documentación relativa a programas de cómputo y sistemas, código fuente, metodologías del código objeto, desarrollo de productos, planes de distribución, acuerdos contractuales, utilidades, ventas, políticas de precios, métodos operativos, procesos técnicos, políticas comerciales, inventos, planes de marketing, planes de productos, estrategias de negocios, información financiera, información personal, lista de clientes y cualquier otra técnica o información de negocios que la Empresa está obligada a considerar como confidencial o propia por cualquier razón (como es mantener una ventaja competitiva o evitar publicidad indeseable), que pueda transmitirse por cualquier medio, incluyendo sin limitación, vía oral, visual, escrita y electrónica.

En adición a lo anterior, el Empleado, no revelará a otros, excepto si es requerido por ley, cualquier información relacionada con los términos de este Convenio y el dinero y beneficios pagados a través del mismo o el hecho de su existencia.

Ambas partes convienen que para el caso de violación de el Empleado a cualquiera de las obligaciones convenidas en la presente Cláusula durante o con posterioridad a esta fecha, el Empleado incurrirá en todas las responsabilidades legales procedentes incluyendo de manera enunciativa, más no limitativa las de carácter penal referidas en los artículos 84, 85, 86, 223, 224, 225, 226 y demás relativos y aplicables de la Ley de la Propiedad Industrial.

Durante un periodo de dos años posteriores a la fecha de terminación de la relación de trabajo, el Empleado no publicará ninguna opinión, hecho o material, participará en conferencias o dirigirá las mismas, participará en la elaboración de películas, programas de radio o televisión, o se comunicará con los medios en relación a asuntos confidenciales relacionados con la Empresa y en los que estuvo involucrado durante su relación de trabajo; previsto, que nada de lo aquí contenido deberá de evitar que realice dichas actividades en presentaciones relacionadas con el mismo y su experiencia personal o conocimiento que puede incluir recitaciones históricas de su experiencia en la Empresa y que no incluyan divulgación de información confidencial que no haya sido revelada al público en general.

SECTION 9. Due to the experience and knowledge of the Employee, the Company has the intention that after the date of termination, March 31, 2014, the Employee render his services as an independent consultant in a term of ten months.

The Employee agrees that after the date of termination he will render independent consultancy services.

Both parties agree that prior to the date of termination they will execute an independent consultancy agreement. The consultancy services will not imply the continuation of the labor relationship that will be terminated on March 31, 2014. The consultancy services will not imply a labor relationship, due to the fact that there will not be subordination between the parties.

SECTION 10.

For the purposes of this Section, the following definitions apply:

(a)           “Non Solicitation Period” means the period beginning on the date of the termination (March 31, 2014) and ending on two years in future.

(b)           “Restricted Activities” means the development or oversight of innovation, research and development and/or quality strategies, activities or business plans for Restricted Businesses.

(c)           “Territory” means any location in which the Company conducts business.

(d)           “Restricted Businesses” means 1) companies whose primary business is the manufacture, sale, distribution and marketing of either carbonated soft drinks, coffee, tea, water, juices or fruit-based beverages (“Non-alcoholic Beverages”) or beverage enhancers, beverage solutions, beverage enablers or other additives, which additives primarily are intended for use in non-alcoholic beverages, (“Beverage Enhancers”), and 2) companies whose business activities includes the manufacture, sale, distribution and marketing of Non-alcoholic Beverages or Beverage Enhancers, but for whom such business(es) may not be the company’s primary business (“Non-Beverage Companies”).

NOVENA.- En virtud de la trayectoria del Empleado dentro de la Empresa y su experiencia y conocimientos, es intención de la Empresa que posterior a la fecha de terminación de la relación de trabajo, 31 de marzo de 2014, el Empleado proporcione un servicio independiente de consultoría para la Empresa por un periodo de diez meses.

El Empleado está de acuerdo que con posterioridad a la fecha de la terminación de la relación de trabajo proporcionará un servicio de consultoría independiente.

Ambas partes están de acuerdo que posterior a la terminación celebrarán el contrato de prestación de servicios profesionales independientes correspondiente a efecto de que el Empleado proporcione servicios de consultoría independiente. Los servicios mencionados de ninguna manera implicarán la continuación de la relación de trabajo la cual se dará por terminada el día 31 de marzo de 2014. De igual manera los servicios proporcionados no implicarán una relación de trabajo en virtud de que no existirá subordinación entre las partes.

DÉCIMA.- Las definiciones siguientes aplican a la presente cláusula:

(a)    “Periodo de no solicitud” es el periodo que inicia en la fecha de terminación de la relación de trabajo (31 de marzo de 2014) y termina dos años después.

(b)    “Actividades Restringidas” son los desarrollos o innovaciones supervisadas, investigaciones y desarrollo de estrategias de calidad, actividades o planes de negocios de los Negocios Restringidos.

(c)    “Territorio” es cualquier lugar en donde la Empresa realiza negocios.

(d)    “Negocios Restringidos” son 1) empresas que tienen como objeto principal el de manufactura, venta, distribución y mercadotecnia ya sea de bebidas carbonatadas, café, te, agua, jugos o néctares (“Bebidas No Alcohólicas”), y 2) empresas que dentro de su objeto tengan el de manufactura, venta, distribución o mercadotecnia de Bebidas No Alcohólicas o Potenciadores de Bebidas, aún y cuando no sea su objeto principal (“Empresas Non-Beverage”)

(e)           “Competing Business Segment” means any subsidiary, division or unit of the business of a company, where such subsidiary, division or unit manufactures, sells, distributes or markets Non-alcoholic Ready to Drink Beverages or Beverage Enhancers.

The Employee hereby covenant with the Company that he will not, within the Territory prior to two years of the date of termination, without the prior written consent of the Chief Executive Officer of The Coca-Cola Company, engage in any Restricted Activities for or on behalf of (including in a consulting capacity) any Restricted Business.

The employee hereby covenants and agrees that he will not, within the Territory and during the Non Solicitation Period, without the prior written consent of the CEO, solicit or attempt to solicit for employment for or on behalf of any corporation, partnership, venture or other business entity any person who, on the last day of my employment with the Company or within twelve months prior to that date, was employed by the Company as a manager or executive and with whom the Employee had professional interaction during the last twelve months of his employment with the Company.

The Employee hereby covenant and agree that he will not, for or on behalf of any Restricted Business, within the Territory and during the Non Solicitation Period, without the prior written consent of the CEO, solicit or attempt to solicit, directly or indirectly, any business related to the Restricted Businesses from any of the Company’s customers, including actively sought prospective customers, with whom he had professional interaction during his employment with the Company.

SECTION 11. This agreement will be in effect since the moment of its execution and since it does not contain any clauses against the law, the moral rights or equity, both parties bind themselves to comply with its terms at all times and places as if it were “res judicata”.

IN WITNESS WHEREOF, the parties having read and being well aware of its contents and legal force, have executed this Agreement in Mexico City, Mexico, on the date of September 13, 2012.

THE “COMPANY”
SERVICIOS INTEGRADOS DE
ADMINISTRACIÓN Y ALTA GERENCIA, S.
DE R.L. DE C.V.

/s/ Rodrigo Winter Caracas

Legal Representative

THE “EMPLOYEE”

 /s/ JOSÉ OCTAVIO REYES LAGUNES

JOSÉ OCTAVIO REYES LAGUNES

(e)    “Segmento de Negocio de Competencia” es cualquier subsidiaria, división o unidad de negocio que tenga dentro de su objeto la manufactura, venta, distribución o mercadotecnia de Bebidas No Alcohólicas Listas para Beberse o Potenciadores de Bebidas.

El Empleado conviene con la Empresa que durante un periodo de dos años posterior a la terminación de la relación de trabajo, sin que exista el consentimiento por escrito del Presidente (Chief Executive Officer) de The Coca-Cola Company, no contratarse en ninguna de las Actividades Restringidas para o en nombre de (incluyendo como consultor) cualquier Negocio Restringido.

El Empleado está de acuerdo y conviene que, dentro del Territorio y durante el Periodo de No Solicitud, salvo que exista autorización por escrito por parte del Presidente de la Empresa, no solicitará o intentará solicitar a un empleado de la Empresa se contrate con otra empresa o entidad, a partir de la fecha de terminación y hasta doce meses posteriores a la misma, que haya sido empleado de la Empresa como gerente o ejecutivo y con quién el Empleado haya tenido una interacción profesional en los últimos doce meses que fue Empleado de la relación de trabajo.

El Empleado está de acuerdo y conviene que, en lo personal o en representación de una empresa de Negocio Restringido, dentro del Territorio y durante el Periodo de No Solicitud, salvo que exista autorización escrita por el Presidente de la Empresa, no solicitará o intentará solicitar, directa o indirectamente, negocio relacionado con el Negocio Restringido a los clientes de la Empresa, incluyendo clientes actuales y potenciales, con los que el Empleado tuvo contacto profesional durante la relación de trabajo.

DÉCIMA PRIMERA.- El presente convenio surte sus efectos desde el momento de su firma y toda vez que el mismo no contiene cláusula alguna contraria al derecho, la moral o la equidad, se comprometen a estar y pasar por él en todo tiempo y lugar como si se tratara de un laudo ejecutoriado pasado ante autoridad de cosa juzgada.

Leído que fue el presente convenio e impuestas las partes de su contenido y fuerza legal, lo firmaron de conformidad en la Ciudad de México, el día 13 de septiembre 2012.

La “Compañia”
SERVICIOS INTEGRADOS DE
ADMINISTRACIÓN Y ALTA GERENCIA, S.
DE R.L. DE C.V.

/s/ Rodrigo Winter Caracas

Representante Legal

El “EMPLEADO”

 /s/ JOSÉ OCTAVIO REYES LAGUNES

JOSÉ OCTAVIO REYES LAGUNES